ARTICLES OF INCORPORATION

                               OF

                       NICHOLAS II, INC.


           We,  the  undersigned natural persons of  the  age  of

twenty-one   years  or  more,  acting  as  Incorporators   of   a

corporation  under  the  General Laws of the  State  of  Maryland authorizing  the formation of corporations, adopt  the  following

Articles of Incorporation for such corporation:

           FIRST:     The  name  of  the  corporation  (which  is
           -----
hereinafter called the "Corporation") is NICHOLAS II, INC.

           SECOND:   The period of its existence is perpetual.
           ------
           THIRD:     The  purpose  or  purposes  for  which  the
           -----
Corporation is organized are:

                A.    To engage in the business of a diversified,

open-end  management  investment  company  under  the  Investment

Company Act of 1940.

                B.    To purchase or otherwise acquire, hold  for

investment  or  otherwise,  and to sell,  exchange  or  otherwise

dispose   of  securities,  or  rights  or  warrants  to   acquire

securities,  of  any  private  or  public  company,  corporation,

association, trust or syndicate, however organized.

                C.    To purchase or otherwise acquire, hold  for

investment  or  otherwise, and to sell,  exchange,  or  otherwise dispose of, securities issued or guaranteed by the United  States of  America, by any State of the United States of America, by any

political subdivision of any State, by any public instrumentality of  a  State,  or by any person controlled or supervised  by  and acting as an instrumentality of the United States of America.

                D.    To  deposit its funds from time to time  in

such  checking account or accounts as may reasonably be required,

and to deposit its funds at interest in any bank, savings bank or trust  company in good standing organized under the laws  of  the

United States of America or any State thereof, or of the District of Columbia.

                E.    To conduct research and investigations with

respect  to securities, organizations and business conditions  in the United States and elsewhere; to secure information and advice pertaining  to  the investment and employment of the  assets  and funds  of  the Corporation and to pay compensation to others  for the furnishing of any or all of the foregoing.

                F.   Subject to any restrictions contained in the

Investment Company Act of 1940, in applicable state securities or

"blue  sky" laws, or in any rules or regulations issued  pursuant

to   any  of  the  foregoing,  to  exercise  in  respect  of  all securities,  property and assets owned by it all  rights,  powers and  privileges  which could be exercised by any  natural  person owning the same securities, property or assets.

                G.    To acquire all or any part of the goodwill,

property  and  business  of  any  firm,  person,  association  or corporation  heretofore  or hereafter  engaged  in  any  business similar  to  any business which it has power to conduct,  and  to hold,  utilize, enjoy, and in any manner dispose of the whole  or any part of the rights, property and business so acquired and  to assume  in  connection  therewith any  liabilities  of  any  such person, firm, association or corporation.

                H.     Without  the  vote  or  consent  of   the

shareholders  of  the  Corporation, to purchase,  acquire,  hold,

dispose  of,  transfer and reissue or cancel shares  of  its  own capital  stock  in any manner or to any extent now  or  hereafter permitted  by  the  laws of Maryland and  by  these  Articles  of

Incorporation.

                I.  To carry out all or any part of the aforesaid

objects and purposes and to conduct its business in all or any of its  branches  in any or all states, territories,  districts  and possessions  of  the  United States of  America  and  in  foreign countries;  and to maintain offices and agencies in any  and  all states,  territories,  districts and possessions  of  the  United

States of America and in foreign countries.

                The  foregoing objects and purposes shall, except

when  otherwise expressed, be in no way limited or restricted  by reference  to or inference from the terms of any clause  of  this or  any other Section of these Articles of Incorporation,  or  of any  amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

                The  Corporation shall be authorized to  exercise

and enjoy all of the powers, rights and privileges granted to  or conferred upon corporations of a similar character by the General

Laws of the State of Maryland now or hereafter in force, and  the enumeration  of  the  foregoing powers shall  not  be  deemed  to exclude any powers, rights or privileges so granted or conferred.

           FOURTH:    The  aggregate number of shares  which  the
           ------
Corporation  shall  have  authority to issue  is  Twenty  Million

(20,000,000) consisting of one class only, designated as  "Common

Stock,"  of the par value of $.01 per share and of the  aggregate par value of Two Hundred Thousand Dollars ($200,000).

           FIFTH:       Provisions   limiting   or   denying   to
           -----
shareholders  the preemptive rights to acquire additional  shares of the Corporation are:

           No  holder  of  any of the shares of this  Corporation

shall,  as  such  holder, have any preemptive or other  right  to purchase  or subscribe for any shares which this Corporation  may issue  or  sell other than such rights, if any, as the  board  of directors  in  its discretion may from time to time determine  to offer to shareholders of this Corporation.

           SIXTH:    The number of initial directors is five (5),
           -----
and the names of the initial directors are:

                    Albert O. Nicholas
                    Melvin L. Schultz
                    Richard Seaman
                    Robert H. Bock
                    Russell W. Britt

Thereafter,  the  number of directors shall be such  number  (not less than three) as is fixed from time to time by the By-Laws.

           SEVENTH:   The  post office address of  the  principal
           -------
office  of  the Corporation in this State is c/o the  Corporation

Trust  Incorporated,  First National  Bank  Building,  Light  and

Redwood  Streets, Baltimore, Maryland 21202.   The  name  of  the

resident  agent  of  the  Corporation  in  this  state   is   The

Corporation Trust Incorporated, a corporation of this State,  and the  post  office address of the resident agent is First National

Bank  Building,  Light and Redwood Streets,  Baltimore,  Maryland

21202.

           EIGHTH:  The name and address of each incorporator is:
           ------
               Name                     Address
               ----                     -------

          Albert O. Nicholas       312 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202

          Thomas J. Saeger         312 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202

          Frank J. Pelisek         250 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202



           NINTH:     The following provisions are hereby adopted
           -----
for  the purpose of defining, limiting and regulating the  powers of the Corporation and of the directors and shareholders:

                A. The board of directors of the corporation shall authorize an initial issuance of shares of the capital stock of the Corporation for such consideration not less than the aggregate par value of the shares included in the issuance as the board of directors shall determine. After such initial issuance, the board of directors may authorize the issuance (and reissuance) from time to time of shares of capital stock of any class, whether now or hereafter authorized, for such consideration, not less than the aggregate par value of the shares so issued, as said board of directors may deem advisable, provided that, except with respect to shares issued as a share dividend or distribution, such consideration shall be not less than the net asset value of such shares computed in accordance with this Article NINTH. That portion of the consideration received by the Corporation for shares issued (or reissued) which is equal to the aggregate par value of such shares shall be capital and any consideration received in excess of said aggregate par value shall be capital surplus. The board of directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of capital stock, and may, in addition, require such orders to be in such minimum amounts as it shall determine.

               B.    The holders of any fractional shares of the
          capital stock of the Corporation shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption and to share in the assets of the Corporation upon liquidation, but no holder of a fractional share shall be entitled to receive a certificate representing any fractional share, nor shall any such holder have any voting rights with respect to any fractional share. Whenever a shareholder owns fractional shares aggregating a full share, he shall have all rights provided herein with respect to such full share and shall be entitled to receive a certificate representing such full share.

                C. The board of directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both; and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

                D. Each holder of record of stock of this Corporation shall be entitled to one (1) vote for each share thereof standing registered in his name on the books of the Corporation. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

                E. The board of directors shall have power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by law; and except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the board of directors.

                F. When the total assets of the Corporation shall for the first time have amounted to $100,000, or more, a fact which shall be conclusively evidenced by a resolution of the board of directors of the corporation specifying the date and time when such total assets first amounted to $100,000, or more, each holder of shares of the capital stock of the corporation shall be entitled at any time thereafter to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation at the net asset value of such shares as determined in accordance with the provisions of this Article NINTH, subject to the provisions of Section K of this Article.

                G.    The  net asset value to which a  holder  of
          shares of capital stock of the Corporation shall be entitled upon redemption of shares held by him is the net asset value applicable at the time when certificates representing said shares, duly endorsed or accompanied by proper instruments of assignment, with proper stock transfer stamps affixed, if required, and accompanied by irrevocable instructions in writing in form acceptable to the board of directors to redeem the stock represented by such certificates, shall have been received by the Corporation at such place as the board of directors may from time to time designate.

                H. The time of payment for shares redeemed shall be within seven (7) days after certificates representing the shares to be redeemed have been received by the Corporation in accordance with Section G of this Article NINTH.

                I. The net asset value of each share of the Corporation shall be determined as of the close of trading on the New York Stock Exchange each day that said Exchange is open for trading and any such net asset value shall be applicable to all transactions in the capital stock of the corporation occurring at or before the close of business on that day and after the close of business on the last preceding day on which said Exchange was open for trading, subject to adjustment for declared dividends or distributions, or in accordance with any controlling provisions of the Investment Company Act of 1940 or any rule or regulation thereunder.

                J. The net asset value of each share of the capital stock of the Corporation at any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation (i.e., the value of the assets of the Corporation, less its liabilities exclusive of capital and surplus) at such time by the total number of shares (including fractional shares) outstanding at such time, all determined and computed as follows:

                     (1)   The  value of any cash on hand  or  on
          deposit bills and demand notes and accounts receivable, prepaid expenses, dividends receivable (from and after the ex-dividend date) and interest declared or accrued and not yet received shall be deemed to be the full amount thereof unless the board of directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, in which event such value shall be the fair value thereof as determined in good faith by the board of directors.

                     (2)  Securities listed or commonly dealt  in
          on the New York Stock Exchange or the American Stock Exchange shall be valued at the last sale prices on such Exchanges on the day on which such value is being computed (or, lacking any such sales, the last bid price), unless it appears to the board of directors that some other price reflects more closely the true market value, but in no case shall such other price be lower than the last bid price or higher than the last asked price at the time as of which the net asset value is being determined, all as reported by any means in common use; provided, however, that the board of directors may by resolution permit over-the-counter rather than stock exchange quotations to be used when they appear to the board of directors to reflect more closely the true market value of any particular security in the portfolio.

                     (3)   Other  securities as to  which  market
          quotations are readily available shall be valued in the same manner as securities listed or commonly dealt in on the New York or American Stock Exchanges.

                     (4)  In the case of all other securities and
          assets, the value thereof shall be the fair value as determined in good faith by the board of directors (but no value shall be assigned to goodwill of the Corporation).

                    (5) The liabilities of the Corporation shall be deemed to include all bills and accounts payable, all administrative expenses payable and/or accrued, including the estimated amount of any fees payable under an investment advisory agreement, all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the shares of the Corporation, declared at or before the time as of which the net asset value is being determined; all reserves authorized or approved by the board of directors for taxes or contingencies, including such reserves, if any, for taxes based on any unrealized appreciation in the value of the assets of the Corporation; and all other liabilities of the Corporation of whatsoever kind and nature, except liabilities represented by outstanding shares and surplus of the Corporation.

                     (6)   Securities purchased shall be included
          among the assets of the Corporation, and the cost thereof shall simultaneously be regarded as a liability, not later than the day following the date of purchase; and securities sold shall be excluded from such assets, and the amount receivable therefor shall simultaneously be included as an asset, not later than the day following the date of sale.

                     (7)   Shares  of the capital  stock  of  the
          Corporation for which purchase orders have been accepted shall be considered as issued and outstanding as soon as the net asset value thereof can reasonably be ascertained pursuant to the provisions of this Article NINTH, and the amount receivable therefor shall simultaneously become an asset of the Corporation.

                     (8)   Shares  of the capital  stock  of  the
          Corporation delivered for redemption or repurchase shall be considered as no longer outstanding as soon as the net asset value thereof can reasonably be ascertained pursuant to the provisions of this Article NINTH, and the amount payable on such redemption or repurchase shall simultaneously become a liability of the Corporation.

                      (9)   Notwithstanding  the  provisions   of
          paragraphs (1) and (5) of this Section J, interest declared or accrued and not yet received, and any accrued expenses, may be omitted from any calculation of net asset value, in the discretion of the board of directors, if the net amount of all such interest and expenses is less than one percent of the net asset value per share.

                K. In the event that the New York Stock Exchange shall be closed at any time because of then existing financial conditions or for any other unusual or extraordinary reason, the right of a holder of shares of the capital stock of the Corporation to have his shares redeemed by the Corporation shall be suspended for a period from and including the day on which the action is taken for the closing of said Exchange and the day on which said Exchange is reopened. In accordance with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may also suspend such right of redemption (a) for any period during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Commission may by order permit for the protection of shareholders of the Corporation.

                L.    The  Corporation may purchase in  the  open
          market or otherwise acquire from any owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in securities win which the funds of the Corporation shall then be invested) shall not exceed the net asset value thereof determined or estimated in accordance with any method deemed proper by the board of directors and producing an amount approximately equal to the net asset value of said shares (determined in accordance with the provisions of this Article NINTH) at the time of the purchase or acquisition by the Corporation thereof.

                      In   respect  of  all  powers,  duties  and
          authorities conferred by the preceding Sections J and K and this Section L, the Corporation may act by and through agents from time to time designated and appointed by the board of directors and the board of directors may delegate to any such agent any and all powers, duties and authorities conferred upon the Corporation or upon the board of directors by said Sections.


           TENTH:    The Corporation reserves the right to  enter
           -----
into, from time to time, investment advisory agreements providing for  the  management  and supervision of the investments  of  the

Corporation and the furnishing of advice to the corporation  with respect  to  the  desirability  of investing  in,  purchasing  or selling securities or the property.  Such agreement shall contain such  other  terms, provisions and conditions  as  the  board  of directors of the Corporation may deem advisable.

           The  Corporation  may  designate custodians,  transfer

agents,  registrars and/or disbursing agents for  the  stock  and assets  of the corporation and employ and fix the powers, rights,

duties, responsibilities and compensation of each such custodian,

transfer agent, registrar and/or disbursing agent.

           ELEVENTH: The Corporation reserves the right from time
           --------
to  time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters  the  contract  rights as expressly  set  forth  in  these

Articles   of  Incorporation  of  any  outstanding  stock.    The

Corporation   may  take  or  authorize  such  action   upon   the

concurrence  of a majority of the aggregate number of  the  votes entitled to be cast thereon.

           TWELFTH:   In  the  event of the  dissolution  of  the
           -------
Corporation  and in the event there are no assets  available  for distribution  to the shareholders, the trustees or receivers  may make distributions of assets in cash or in kind or partly in cash and  partly  in  kind,  and it shall not  be  necessary  for  the trustees  or receivers to give each shareholder a pro rata  share of each asset, but the trustees or receivers may allocate certain assets  to  certain  shareholders and  certain  assets  to  other shareholders,  so  long  as there shall be  distributed  to  each shareholder his pro rata share in market value of the  assets  of the Corporation.

          Dated:    June 23, 1983.




                              /s/ Albert O. Nicholas
                              ----------------------------------
                              Albert O. Nicholas



                              /s/ Thomas J. Saeger
                              ----------------------------------
                              Thomas J. Saeger



                              /s/ Frank J. Pelisek
                              ----------------------------------
                              Frank J. Pelisek


                              Incorporators


STATE OF WISCONSIN       )
                         )    ss.
COUNTY OF MILWAUKEE      )


           I hereby certify that on June 23, 1983, before me, the

subscriber, a Notary Public of the State of Wisconsin in and  for

the  County of Milwaukee, personally appeared ALBERT O. NICHOLAS,

THOMAS   J.   SAEGER,  and  FRANK  J.  PELISEK,   and   severally

acknowledged the foregoing Articles of Incorporation to be  their act.

           WITNESS  my  hand and notarial seal this 23rd  day  of

June, A.D. 1983.




                              /s/ Joyce M. Nordman
                              ----------------------------------
                              Joyce M. Nordman
                              Notary Public
                              Milwaukee County, Wisconsin
                              My commission expires: 11/25/84

                     ARTICLES OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION
                               OF
                       NICHOLAS II, INC.




       Nicholas   II,   Inc.,   a   Maryland   corporation   (the
"Corporation") having its principal office located in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FOURTH of the Articles of Incorporation and inserting in lieu thereof the following:

          FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) consisting of one class only designated as "Common Stock" of the par value of $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000).

      SECOND: The Board of Directors of the Corporation on September 10, 1985, unanimously adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation, declaring that the amendment to the Articles of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the Shareholders of the Corporation at the annual meeting to be held on January 15, 1986.

     THIRD: Notice setting forth the amendment to the Articles of Incorporation and stating that a purpose of the meeting of the Shareholders would be to take action thereon, was given, as required by law, to all Shareholders entitled to vote thereon. The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the Shareholders of the Corporation at said meeting by the affirmative vote of 7,019,483 of all of the votes entitled to be cast thereon, which represented in excess of a majority of the aggregate number of votes entitled to be cast thereon.

      FOURTH:   The amendment to the Articles of Incorporation of
the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Shareholders of the Corporation.

     FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Twenty Million (20,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.01 per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000).



                (b) The total number of shares of stock is increased by this amendment to Two Hundred Million (200,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000).

                 (c)   The  information  required  by  subsection
(b)(2)(i)  of  Section  2-607  of Corporations  and  Associations
Articles of the Annotated Code of Maryland was not changed by the amendment.


      IN WITNESS WHEREOF, Nicholas II, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary as of the 31st day of January, 1986.


                                   NICHOLAS II, INC.



                                   /s/ Albert O. Nicholas
                                   -----------------------------
                                   Albert O. Nicholas, President


                                   Attest:


                                   /s/ Thomas J. Saeger
                                   ------------------------------
                                   Thomas J. Saeger, Vice
                                   President and Secretary



      THE UNDERSIGNED, President of Nicholas II, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.





                                   /s/ Albert O. Nicholas
                                   -----------------------------
                                   Albert O. Nicholas